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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference of our report dated January 24, 1997 on our audit of the financial statements included in the filing on Form 10-K, of Walnut Financial Services, Inc. for the year ended December 31, 1996 in their Registration Statements No. 33-99718 and 33-00516 on Form S-8 as filed with the Securities and Exchange Commission (i) on November 16, 1995, and
(ii) on January 19, 1996.



Richard A. Eisner & Company, LLP

New York, New York
March 28, 1997